AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 14, 1999
                                                    REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                          CONSOLIDATED GRAPHICS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            TEXAS                     5858 WESTHEIMER, SUITE 200                 76-0190827
 (STATE OR OTHER JURISDICTION            HOUSTON, TEXAS 77057                 (I.R.S. EMPLOYER
              OF                            (713) 787-0977                 IDENTIFICATION NUMBER)
INCORPORATION OR ORGANIZATION)

              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                  JOE R. DAVIS
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          CONSOLIDATED GRAPHICS, INC.
                           5858 WESTHEIMER, SUITE 200
                              HOUSTON, TEXAS 77057
                                 (713) 787-0977

           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                    COPY TO:
                              R. CLYDE PARKER, JR.
                        WINSTEAD SECHREST & MINICK P.C.
                         910 TRAVIS STREET, SUITE 2400
                              HOUSTON, TEXAS 77002

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

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
==========================================================================================================================
          TITLE OF EACH CLASS                   AMOUNT             PROPOSED         PROPOSED MAXIMUM
             OF SECURITIES                      TO BE          MAXIMUM OFFERING         AGGREGATE           AMOUNT OF
            TO BE REGISTERED                  REGISTERED      PRICE PER SHARE(1)    OFFERING PRICE(1)    REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per
  share.................................       100,994              $44.78            $4,522,511.32         $1,257.26
==========================================================================================================================

(1) Calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and based upon the average of the high and low sales prices of the common stock as reported by the New York Stock Exchange on July 8, 1999, resulting in a filing fee of $1,257.26 for the 100,994 shares included in this Statement.

     THIS REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

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
PROSPECTUS

                                   100,994 SHARES
                          CONSOLIDATED GRAPHICS, INC.
                                  COMMON STOCK

                            -----------------------------

     This prospectus may be used by the selling shareholders to sell such shares to the public. Such sales may be made through transactions on exchanges, in the over-the-counter market, in negotiated transactions, in broker's transactions or otherwise. These shares may be sold at the current market price or at a negotiated price. Consolidated Graphics will not receive any proceeds from the sale of the shares offered pursuant to this prospectus although it will pay certain expenses incurred to register the shares.

     The common stock is traded on the New York Stock Exchange under the symbol "CGX". On July 8, 1999, the last reported sale price for the common stock on such Exchange was $43 11/16 per share.

                            -----------------------------

     YOU SHOULD READ THIS ENTIRE PROSPECTUS AND ITS APPENDICES CAREFULLY, ESPECIALLY THE RISK FACTORS BEGINNING ON PAGE 2, BEFORE YOU DECIDE TO INVEST IN THE SHARES OFFERED BY THIS PROSPECTUS.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE INFORMATION CONTAINED IN THIS PROSPECTUS SPEAKS AS OF THE DATE BELOW. YOU SHOULD NOT IMPLY THAT SUCH INFORMATION HAS NOT CHANGED SINCE THAT DATE.

                            -----------------------------

                    THE DATE OF THIS PROSPECTUS IS JULY 14, 1999.

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----

Risk Factors...........................................................     2

The Company............................................................     4

Use of Proceeds........................................................     4

Selling Shareholders...................................................     4

Plan of Distribution...................................................     5

Description of Capital Stock...........................................     6

Legal Opinion..........................................................     7

Experts................................................................     7

Available Information..................................................     8

                                  RISK FACTORS

     BEFORE YOU INVEST IN THE SHARES OFFERED IN THIS PROSPECTUS, YOU SHOULD BE AWARE THAT THERE ARE VARIOUS RISKS, INCLUDING THOSE DESCRIBED BELOW. YOU SHOULD CONSIDER CAREFULLY THESE RISK FACTORS TOGETHER WITH ALL OF THE OTHER INFORMATION INCLUDED IN THIS PROSPECTUS BEFORE YOU DECIDE TO PURCHASE ANY OF THE SHARES.

     SOME OF THE INFORMATION IN THIS PROSPECTUS MAY CONTAIN FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "MAY," "WILL," "EXPECT," "ANTICIPATE," "ESTIMATE," "CONTINUE" OR OTHER SIMILAR WORDS. THESE STATEMENTS DISCUSS FUTURE
EXPECTATIONS, MAKE VARIOUS ASSUMPTIONS, CONTAIN PROJECTIONS OF RESULTS OF OPERATIONS OR OF FINANCIAL CONDITION OR STATE OTHER "FORWARD-LOOKING" INFORMATION. WHEN CONSIDERING SUCH FORWARD-LOOKING STATEMENTS, YOU SHOULD KEEP IN MIND THE RISK FACTORS AND OTHER CAUTIONARY STATEMENTS IN THIS PROSPECTUS. THE RISK FACTORS NOTED IN THIS SECTION AND OTHER FACTORS NOTED THROUGHOUT THIS PROSPECTUS COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN ANY FORWARD-LOOKING STATEMENT.

IF WE ARE UNABLE TO IMPLEMENT OUR ACQUISITION STRATEGY, WE MAY NOT SUCCEED OR MAY BE LESS SUCCESSFUL IN THE FUTURE.

     A key component of our growth strategy is accomplished by acquiring printing companies located throughout the United States. While there are many such companies, we may not always be able to identify and acquire printing companies meeting our acquisition criteria on terms acceptable to us. Additionally, various competitors have developed growth strategies similar to that of the Company and thus the competition for acquisition candidates is constantly increasing within our industry. Moreover, financing to complete significant acquisitions may not always be available on satisfactory terms. Further, the Company's acquisition strategy presents a number of special risks to the Company that it would not otherwise contend with absent such strategy, including possible adverse effects on our earnings after each acquisition, diversion of management's attention from the core business of the Company due to the special attention that a particular acquisition may require, failure to retain key acquired personnel and risks associated with unanticipated events or liabilities arising after each acquisition, some or all of which could have a material adverse effect on the business, financial condition and results of operations of the Company.

IF WE EXPERIENCE DIFFICULTY IN INTEGRATING ACQUIRED BUSINESSES, ACQUIRED ENTITIES MAY NOT CONTINUE TO BE PROFITABLE.

     Even if we are able to continue to identify and acquire suitable businesses in furtherance of our growth strategy, we may at some point in the future experience difficulty in profitably managing all of the acquired businesses or in successfully integrating the acquired businesses as a whole without incurring substantial costs, delays or other operational or financial problems that the Company has not previously experienced. An acquisition may also initially have an adverse effect upon our operating results while the acquired business is adopting our management practices. Finally, although we have so far been generally successful in integrating our acquisitions, we may not in all circumstances be able to establish, maintain or increase the profitability of an acquired entity.

IF WE DO NOT RETAIN KEY PERSONNEL, WE MAY NOT SUCCEED.

     We believe that our continued success will significantly depend upon our senior management, particularly Joe R. Davis, the founder, President and Chief Executive Officer of the Company. If for any reason Mr. Davis were unable to continue with his duties as President and Chief Executive Officer, the Company's continued success would likely depend upon its ability to quickly identify and promote or hire a qualified individual with the same or substantially similar visionary outlook, philosophies, experience and standing within the printing industry to replace Mr. Davis. Furthermore, because Mr. Davis places substantial emphasis on identifying and retaining senior management who he believes will adopt his philosophy about the manner in which the core business of the Company should be operated, if existing senior management became unavailable, the inability to quickly identify and hire or promote individuals into senior management positions could also have a significant adverse effect on the success of the Company. Accordingly, the loss of the services of Mr. Davis or such other key personnel in senior management could have a direct material adverse effect on our future business and prospects.

THREE PARTIES OWN OR CONTROL A SUBSTANTIAL AMOUNT OF COMPANY STOCK AND MAY, THEREFORE, INFLUENCE OUR AFFAIRS.

     Based upon the latest information available to us, Joe R. Davis beneficially owns approximately 8.5%, Pilgrim, Baxter & Associates, Ltd. ("Pilgrim") beneficially owns approximately 8.2% and Jeffrey N. Vinik, et al. ("Vinik") beneficially owns approximately 7.9%, of our outstanding common stock. As a result, although Mr. Davis, Pilgrim and Vinik have never acted together in the past, if they acted together, these parties alone would have the ability to substantially influence the election of persons to the Board of Directors of the Company and the outcome of other matters requiring shareholder approval.

WE WILL NOT DECLARE DIVIDENDS FOR THE FORESEEABLE FUTURE AND, THEREFORE, THE RETURN ON COMPANY STOCK HELD BY YOU WILL BE LIMITED TO THE GROWTH IN ITS PRICE, IF ANY.

     We currently intend to retain all future earnings to finance the continuing development of our business and do not anticipate paying cash dividends on the common stock in the foreseeable future.

THE FAILURE OF COMPANY OR OUR KEY SUPPLIERS AND CUSTOMERS TO BE YEAR 2000 COMPLIANT COULD NEGATIVELY IMPACT OUR BUSINESS.

     We have undertaken a Year 2000 compliance program designed to ensure that our operations will be Year 2000 compliant by December 31, 1999. Substantially all of our information technology assets, including our management information systems and equipment used in our printing operations, have been evaluated for Year 2000 compliance and substantially all necessary upgrades, conversions or replacements have been made or are currently in process. We are now proceeding with the testing and validation phase of our Year 2000 compliance program as it pertains to our information technology assets and expect this phase to be substantially completed by September 30, 1999. We are also evaluating our non-information technology assets, operational policies, major suppliers and customers and expect this phase of our Year 2000 compliance program to be substantially completed by September 30, 1999.

     Despite our efforts, a material disruption to our business as a result of the Year 2000 issue could nevertheless occur. Like many manufacturing companies our operations depend upon the operations of many other businesses. The disruption of any one or a few of these businesses as a result of the Year 2000 issue would not be expected to have a material effect on our business, however, in a "worst case" Year 2000 scenario, a significant number of such businesses could suffer disruptions as a result of the Year 2000 issue and our operations could be adversely affected. In the case of a systemic failure, such as prolonged telecommunications or electrical failures, or a general disruption in United States or global business activities that could result in a significant economic downturn, the primary business risks that we would face would include, but would not be limited to, loss of customers or orders, increased operating costs, inability to obtain supplies and inventory on a timely basis, disruptions in product shipments or other significant business interruptions, any of which could have a material adverse effect on our business, results of operations and financial condition. A prolonged industry-wide decline in printing orders as businesses affected by the Year 2000 issue focus on operational requirements more essential to their survival than printing needs would have a significant adverse effect on our business. In addition, although we are not aware of any contractual relationship that we may have which exposes us to any potential material liability, in the event we suffer a business disruption as a result the Year 2000 issue it is possible that claims of mismanagement, misrepresentation or breach of contract could nevertheless be made against us.

     The primary thrust of our Year 2000 compliance program with respect to minimizing business disruptions as a result of the impact of the Year 2000 issue on our non-information technology assets, operational policies, major suppliers and customers, including with respect to the "worst case" scenario described above, will be the development of contingency plans, to the extent feasible. Because of our many locations, if certain of our printing facilities were to be adversely affected, we could use other operable printing facilities. Accordingly, we expect that our primary contingency plans will focus on the re-distribution of customer projects from inoperable to operable facilities in order to mitigate, to the extent possible, the effect of any business disruption. We expect to develop these contingency plans after completion of the evaluation phase currently in process.

                            ------------------------

                                  THE COMPANY

     Consolidated Graphics, Inc.'s (referred to herein as the "Company" or "Consolidated Graphics") principal executive offices are located at 5858 Westheimer, Suite 200, Houston, Texas 77057, and its telephone number is (713) 787-0977.

                                USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the common stock offered by the shareholders pursuant to this prospectus.

                              SELLING SHAREHOLDERS

     This prospectus covers offers and sales from time to time by the shareholders set forth below (the "Selling Shareholders") of certain of the shares beneficially owned by such shareholders. Set forth below are (i) the names of the Selling Shareholders, (ii) the number of shares of Company common stock beneficially owned as of the date of this prospectus by each Selling Shareholder, and (iii) the number of shares which may be offered by each Selling Shareholder pursuant to this prospectus (collectively the "Shares").
Beneficial ownership includes any shares as to which an individual has sole or shared voting power or investment power, and also includes shares which an individual has the right to acquire within 60 days through the exercise of any stock option or other right. Each person named below has sole voting and investment power (or shares such powers with his spouse) with respect to the Shares indicated. Any or all of the Shares may be offered for sale by the Selling Shareholders from time to time.

                                             SHARES
                                          BENEFICIALLY       NUMBER OF SHARES
                                        OWNED BY SELLING        OFFERED BY
                                          SHAREHOLDER       SELLING SHAREHOLDER
                                        ----------------    -------------------
Clifford J. Osborn...................        72,041                72,041
Earl Henderson.......................         2,450                 2,450
Lad Cmajdalka........................         1,393                 1,393
Graham Koch..........................           961                   961
Melvin Specht........................           168                   168
Jan Brans............................           120                   120
Jeffrey T. Spear.....................        10,527                10,527
Dennis Rampe.........................       32,588*                13,334

------------

* Record title for 711 of such Shares is held in minor custodial accounts for Mr. Rampe's two children and record title for 18,545 of such Shares is held by the Rampe Trust Account.

     Because the Company does not know how many Shares will be sold by the Selling Shareholders pursuant to this prospectus, no estimate can be given as to the number of Shares that will be held by the Selling Shareholders upon termination of this offering.

     Messrs. Osborn, Henderson, Cmajdalka, Koch, Specht and Brans acquired their Shares in connection with the merger of Southwestern Typographics Incorporated d/b/a The Graphics Group, with a subsidiary of the Company. Since the merger, Mr. Brans has been an officer of a subsidiary of the Company.

     Each of Messrs. Spear and Rampe acquired their shares pursuant to earn-out arrangements with subsidiaries of the Company. Mr. Rampe has been an officer of a subsidiary of the Company since February 1996 and an officer of the Company since September 1997.

                              PLAN OF DISTRIBUTION

     The Shares may be sold from time to time by or for the account of the Selling Shareholders. As used herein, the term "Selling Shareholders" includes their pledgees, donees, transferees or other successors in interest who may sell Shares received from a Selling Shareholder after the date of this prospectus. Such sales may be effected by the Selling Shareholders from time to time in one or more transactions on one or more exchanges (including the New York Stock Exchange) or in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, at negotiated prices or at fixed prices, directly or through agents designated from time to time or through dealers or underwriters to be designated or in negotiated transactions. The Shares may be sold by one or more of the following:
(a) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus; (c) an exchange distribution in accordance with the rules of such exchange; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (e) through the writing of options on shares (whether such options are listed on an options exchange or otherwise); or (f) privately negotiated transactions.

     Each Selling Shareholder may effect the above transactions by selling Shares directly to other purchasers, through agents or through broker-dealers, which may act as agents or principals. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions, concessions or discounts from Selling Shareholders in amounts to be negotiated immediately prior to the sale. The Selling Shareholders have advised the Company that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of Shares by Selling Shareholders.

     Because Selling Shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Shareholders will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the New York Stock Exchange pursuant to Rule 153 under the Securities Act. Upon the Company being notified by a Selling Shareholder that a material arrangement has been entered into with a broker-dealer for the sale of Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed with the Securities and Exchange Commission ("Commission"), if required, pursuant to Rule 424(b) under the Securities Act disclosing (i) the name of each such Selling Shareholder and of the participating broker-dealer(s), (ii) the number of Shares involved, (iii) the price at which such Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (vi) other facts material to the transaction. A supplement to this prospectus does not need to be filed with respect to sales by donees and pledgees unless any such donee or pledgee intends to sell more than five hundred (500) Shares.

     From time to time the Selling Shareholders may engage in short sales, short sales versus the box, puts and calls and other transactions in securities of the Company or derivatives thereof, and may sell and deliver the Shares in connection therewith. The Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the Company's common stock in the course of hedging the positions they assume with Selling Shareholders. The Selling Shareholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of Shares offered hereby, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     The Company will bear all costs and expenses incurred by it in connection with the offering and sale of Shares pursuant to this prospectus, but will not be responsible for any commissions, underwriting discounts or similar amounts payable in respect of any such sale. Notwithstanding the foregoing, the Company, on the one hand, has agreed to indemnify certain of the Selling Shareholders and certain of the Selling Shareholders, on the other hand, have severally agreed to indemnify the Company from certain liabilities relating to the offering made hereby, including liabilities under the Securities Act. The Selling Shareholders may also agree to indemnify any agent, dealer or broker-dealer that participates in transactions regarding sales of the Shares against certain liabilities, including liabilities arising under the Securities Act.

     In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus, provided they meet the criteria and conform to the requirements of such Rule.

     The Company may be required to file a supplemental prospectus to describe a specific sale of shares or to identify any other selling shareholders not already discussed in this prospectus.

                          DESCRIPTION OF CAPITAL STOCK

     The Company's authorized capital stock consists of 100,000,000 shares of common stock of which 15,714,202 shares were issued and outstanding as of July 6, 1999, and 5,000,000 shares of preferred stock, par value $1.00 per share, issuable in series, no shares of which were issued and outstanding as of the date of this prospectus.

COMMON STOCK

     Holders of common stock are entitled to one vote per share in the election of directors and on all other matters on which shareholders are entitled or permitted to vote. Such holders are not entitled to vote cumulatively for the election of directors. Holders of common stock have no redemption, conversion, preemptive or other subscription rights. In the event of the liquidation, dissolution or winding up of the Company, holders of common stock are entitled to share ratably in all of the assets of the Company remaining, if any, after satisfaction of the debts and liabilities of the Company and the preferential rights of the holders of the preferred stock, if any, then outstanding. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

     Holders of common stock are entitled to receive dividends when and as declared by the Board of Directors of the Company out of funds legally available therefor only after payment of, or provision for, full dividends (on a cumulative basis, if applicable) on all outstanding shares of any series of preferred stock and after the Company has made provision for any sinking or purchase funds for any series of preferred stock. The Company has not paid any cash dividends on the common stock since its incorporation and does not anticipate paying cash dividends in the foreseeable future.

PREFERRED STOCK

     The preferred stock is issuable by the Board of Directors in one or more series. The number of shares of each series and the rights, preferences and limitations of each series may be determined by the Board of Directors, including without limitation: the annual rate of dividends; the redemption price, if any; the terms of a sinking or purchase fund, if any; the amount payable in the event of any voluntary liquidation, dissolution or winding up of the affairs of the Company; conversion rights, if any; and voting powers, if any. All series of preferred stock rank equally and are identical in all respects except as may otherwise be provided in the Statement or Statements of Resolution establishing such series. The Board of Directors of the Company, without obtaining shareholder approval, may issue shares of the preferred stock with voting rights or conversion rights which could affect the voting power of the holders of common stock. The issuance of any shares of preferred stock could be utilized, under certain circumstances, in an attempt to prevent the acquisition of the Company. There are no shares of preferred stock outstanding as of the date of this prospectus, and the Company has no present intention to issue any shares of preferred stock.

CERTAIN ANTI-TAKEOVER PROVISIONS

     Certain provisions of the Certificate of Incorporation and Bylaws summarized in the following paragraph may have the effect of discouraging, delaying or preventing an acquisition proposal that a shareholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by shareholders.

     The Company's authorized capital stock consists of 100,000,000 shares of common stock and 5,000,000 shares of preferred stock, all of which shares of preferred stock are undesignated as of the date of this prospectus. The authorized but unissued (and in the case of preferred stock, undesignated) stock may be given voting rights and privileges and issued by the Board of Directors in one or more transactions. Such rights and privileges, when exercised, may make it more difficult for a shareholder or any group of shareholders to obtain control of the Company.

SHARES ELIGIBLE FOR FUTURE SALE; RESTRICTED SECURITIES

     The Company has issued a significant number of shares of common stock in acquisition transactions or under other circumstances, including shares issuable upon exercise of certain stock purchase options that have been or may be granted under our existing incentive stock option plan. Certain of these shares constitute either "restricted securities" as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended, or are held by "affiliates" of the Company and consequently are subject to the resale limitations of Rule 144. Future sales of significant numbers of shares of common stock in the public market could adversely affect the prevailing market price of the common stock and could also impair the Company's ability to raise capital through subsequent offerings of securities with the Commission.

OTHER REGISTRATIONS

     The Company has on file with the Commission several effective registration statements under the Securities Act pursuant to which shares of its common stock that were issued as restricted securities in connection with business acquisitions may be resold. The Company also has on file an effective registration statement covering 2,000,000 shares of its common stock for use in acquisitions.

                                 LEGAL OPINION

     The validity of the issuance of the shares of the common stock offered hereby will be passed upon for the Company by Winstead Sechrest & Minick P.C., Houston, Texas.

                                    EXPERTS

     The financial statements incorporated by reference in this prospectus to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     Consolidated Graphics files annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information that Consolidated Graphics files at the Commission's public reference room at 450 Fifth Street N.W., Washington, D.C. 20549 or at its regional public reference rooms in New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the operations and locations of the public reference rooms. The public filings of Consolidated Graphics are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the Commission at "http://www.sec.gov." Reports, proxy statements and other information concerning Consolidated Graphics may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     Consolidated Graphics has filed a Registration Statement to register with the Commission the Shares to be offered by the Selling Shareholders pursuant to this prospectus. This prospectus is a part of the Registration Statement and constitutes the prospectus of Consolidated Graphics with respect to those Shares being offered by the Selling Shareholders. As allowed by the rules of the Commission, this prospectus does not contain all of the information that can be found in the Registration Statement or in the exhibits to the Registration Statement. You should read the Registration Statement and its exhibits for a complete understanding of all of the information included in the Registration Statement.

     The Commission allows Consolidated Graphics to "incorporate by reference" information into this prospectus, which means that Consolidated Graphics can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference becomes part of the prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference the documents set forth below that Consolidated Graphics has previously filed with the Commission. These documents contain important information about Consolidated Graphics and its financial condition.

     1.  Annual Report on Form 10-K for the fiscal year ended March 31, 1999;

     2. The description of the capital stock of Consolidated Graphics set forth in its Form 8-A filed with the Commission on January 8, 1997; and

     3. Current Reports on Forms 8-K filed April 6, April 16, April 28, May 5, June 14, June 25 and July 6, 1999.

     This prospectus also incorporates by reference additional documents that Consolidated Graphics may file with the Commission after the date of this prospectus. These include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

     Documents incorporated by reference may be obtained as described above and are also available from Consolidated Graphics without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this prospectus. You may obtain documents incorporated by reference in the prospectus by requesting them in writing or by telephone from Consolidated Graphics at the following address and telephone number: Consolidated Graphics, Inc., 5858 Westheimer, Suite 200, Houston, Texas 77057, Attention: Secretary, telephone:
(713) 787-0977.

================================================================================

     NO DEALER, SALESMAN, OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY SELLING SHAREHOLDER OR UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME AND ANY SALE MADE HEREUNDER DOES NOT IMPLY THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            -----------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----

Risk Factors.........................     2

The Company..........................     4

Use of Proceeds......................     4

Selling Shareholders.................     4

Plan of Distribution.................     5

Description of Capital Stock.........     6

Legal Opinion........................     7

Experts..............................     7

Available Information................     8


                                 100,994 SHARES

                                  CONSOLIDATED
                                 GRAPHICS, INC.

                                  COMMON STOCK

                             ----------------------
                                   PROSPECTUS
                             ----------------------


                                    JULY 14, 1999

================================================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

     ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses to be paid by the Company in connection with this offering are as follows:


Securities and Exchange Commission registration fee ........     $ 1,257.26
Printing and distribution expenses .........................       3,000.00
Accounting fees and expenses ...............................       2,500.00
Legal fees and expenses, including Blue Sky ................      15,000.00
Miscellaneous ..............................................         742.74
                                                                 ----------
          Total ............................................     $22,500.00
                                                                 ==========

     ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article 2.02-1 of the Texas Business Corporation Act provides that a corporation may indemnify any director or officer who was, is or is threatened to be made a named defendant or respondent in a proceeding because he is or was a director or officer, provided that the director or officer (i) conducted himself in good faith, (ii) reasonably believed (a) in the case of conduct in his official capacity, that his conduct was in the corporation's best interests, and (b) in all other cases, that his conduct was at least not opposed to the corporation's best interests and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Subject to certain exceptions, a director or officer may not be indemnified if the person is found liable to the corporation or if the person is found liable on the basis that he improperly received a personal benefit. Under Texas law, reasonable expenses incurred by a director or officer may be paid or reimbursed by the corporation in advance of a final disposition of the proceeding after the corporation receives a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by or on behalf of the director or officer to repay to the corporation such expenses if it is ultimately determined that the director or officer is not entitled to indemnification by the corporation. Texas law requires a corporation to indemnify an officer or director against reasonable expenses incurred in connection with a proceeding in which he is named defendant or respondent because he is or was a director or officer if he is wholly successful in defense of the proceeding.

     Texas law also permits a corporation to purchase and maintain insurance or another arrangement on behalf of any person who is or was a director or officer against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability under
Article 2.02-1.

     The Company's Restated Bylaws (the "Bylaws"), provide for the indemnification of its officers and directors, and the advancement to them of expenses in connection with proceedings and claims, to the fullest extent permitted under the Texas Business Corporation Act. Such indemnification may be made even though directors and officers would not otherwise be entitled to indemnification under other provisions of the Bylaws. The Company has entered into indemnification agreements with its directors and certain of its officers that contractually provide for indemnification and expense advancement. Both the Bylaws and the agreements include related provisions meant to facilitate the indemnitees' receipt of such benefits. These provisions cover, among other things: (i) specification of the method of determining entitlement to indemnification and the selection of independent counsel that will in some cases make such determination, (ii) specification of certain time periods by which certain payments or determinations must be made and actions must be taken and
(iii) the establishment of certain presumptions in favor of an indemnitee. The benefits of certain of these provisions are available to an indemnitee only if there has been a change in control (as defined). In addition, the Company may, in the future, purchase directors and officers liability insurance policies for its directors and officers.

     The above discussion of Article 2.02-1 of the Texas Business Corporation Act and of the Company's Bylaws is not intended to be exhaustive and is respectively qualified in its entirety by such statute and the Bylaws.

     ITEM 16.  EXHIBITS

     The following exhibits are filed herewith or incorporated herein by reference:

      EXHIBIT NO.                                           DESCRIPTION OF EXHIBIT
------------------------  ------------------------------------------------------------------------------------------
          *4         --   Specimen Common Stock Certificate (Consolidated Graphics, Inc., Form 10-K (March 31, 1998)
                          SEC. File No. 0-24068, Exhibit 4).
           5         --   Opinion of Winstead Sechrest & Minick P.C. regarding the legality of the securities being offered.
          23.1       --   Consent of Winstead Sechrest & Minick P.C. (set forth in Exhibit 5).
          23.2       --   Consent of Arthur Andersen LLP.
          24         --   Power of Attorney (set forth on signature page).

------------

 * Incorporated by reference.

     ITEM 17.  UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraph
(a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on July 14, 1999.



                                        CONSOLIDATED GRAPHICS, INC.


                                        By: /s/ JOE R. DAVIS
                                                JOE R. DAVIS
                                       PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                          CHAIRMAN OF THE BOARD OF DIRECTORS

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joe R. Davis and G. Christopher Colville, and each one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS ON BEHALF OF THE REGISTRANT AND IN THE CAPACITIES AND ON THE DATES INDICATED.

                      SIGNATURE                                       TITLE                       DATE
------------------------------------------------------  ---------------------------------   -----------------
                   /s/ JOE R. DAVIS                     President, Chief Executive              July 14, 1999
                    (JOE R. DAVIS)                      Officer and Director (Principal
                                                        Executive Officer)

              /s/ G. CHRISTOPHER COLVILLE               Executive Vice President, Chief         July 14, 1999
              (G. CHRISTOPHER COLVILLE)                 Financial and Accounting Officer

                /s/ LARRY J. ALEXANDER                  Director                                July 14, 1999
                 (LARRY J. ALEXANDER)

                 /s/ BRADY F. CARRUTH                   Director                                July 14, 1999
                  (BRADY F. CARRUTH)

                 /s/ CLARENCE C. COMER                  Director                                July 14, 1999
                 (CLARENCE C. COMER)

                  /s/ GARY L. FORBES                    Director                                July 14, 1999
                   (GARY L. FORBES)

                  /s/ JAMES H. LIMMER                   Director                                July 14, 1999
                  (JAMES H. LIMMER)

                   /s/ HUGH N. WEST                     Director                                July 14, 1999
                    (HUGH N. WEST)